UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

JAMESON STANFORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0963619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

605 W Knox Rd., Suite 202, Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 933-0808

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Audit Report.

On September 22, 2014 the Audit Committee of Jameson Stanford Resources Corporation (the “Company”) determined that the Company’s financial statements included in its Form 10-K for the period ended December 31, 2013 filed with the SEC on April 15, 2014 ( “Financial Statements”) could not be relied on.

The Financial Statements contained errors relating to the incorrect classification of our former sole Director, Chief Executive Officer and majority shareholder’s personal expenses as expenses of our Company and the recording of issuance of common stock to the majority shareholder.

Accordingly, the Financial Statements will be restated to correct the accounting errors discussed above. The estimated effect of these errors could result in an increase of common stock for $948,998, increase in loss on extinguishment of debt of $218,999 (increase in net loss), reduction in executive compensation expense of $175,199 (reduction in net loss) and an increase in advances to related party shareholders of $905,198. The incorrect classification of personal expenses as company expenses and deposits could result in reduction of deposits of $12,875, reduction in net loss of $125,764 and increase in advances to related party shareholders of $138,639.

The matters set forth in the Form 8-K have been discussed with the Company’s independent registered public accounting firm, HJ & Associates, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMESON STANFORD RESOURCES CORPORATION

Date: September 24, 2014	By:	/S/ Donna S. Moore
Donna S. Moore, Interim Chief Financial Officer